EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

            We hereby consent to the incorporation by reference in Form 8-K of our report dated March 1, 2000, accompanying the consolidated financial statements of Estes Bank Corporation and Subsidiary as of and for the year ended December 31, 1999, appearing in the Prospectus which is part of the Registration Statement of Vail Banks, Inc. on
Form S-4, (File No. 333-38204, filed as of May 31, 2000).

FORTNER, BAYENS, LEVKULICH & CO., P.C.

/s/ Fortner Bayens Levkulich & Co., P.C.

Denver, Colorado
August 7, 2000